Exhibit 4.1

[___], 2023

Subscription Documents For

FIRST EAGLE PRIVATE CREDIT FUND

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

1.	Subscription Agreement:

Each Investor should fill in the amount of the Investor’s requested capital commitment (“Capital Commitment”), date, print the name of the Investor, sign (and print the name, capacity and title of signatory, if applicable) on the signature page to the Subscription Agreement.

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SUBSCRIPTION AGREEMENT

First Eagle Private Credit Fund

c/o DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (the “Investor”) subscribes for and agrees to purchase common shares of beneficial interest, par value $0.001 per share (“Shares” and each, a “Share”), of First Eagle Private Credit Fund (the “Fund,” “we,” “our” or “us”) with a capital commitment (“Capital Commitment”) in the amount set forth on the signature page below. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Fund, and (iii) may be accepted or rejected in whole or in part by the Fund in its sole discretion. The Investor agrees to adhere to and be bound by all the terms and provisions of the Fund’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time (the “Memorandum”), the Fund’s Second Amended and Restated Declaration of Trust attached hereto as Appendix A, as amended from time to time (the “Declaration”), the Fund’s Bylaws attached hereto as Appendix B, as amended from time to time (the “Bylaws”), the Investment Advisory Agreement with First Eagle Investment Management, LLC, our investment adviser (the “Adviser”) attached hereto as Appendix C, as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Fund and First Eagle Alternative Credit, LLC, our administrator (the “Administrator”) attached hereto as Appendix D, as amended from time to time (the “Administration Agreement”), the Subadvisory Agreement between the Adviser and First Eagle Alternative Credit, LLC, our subadviser (the “Subadviser”) attached hereto as Appendix E, as amended from time to time (the “Subadvisory Agreement,” and together with the Memorandum, the Declaration, the Bylaws, the Advisory Agreement and the Administration Agreement, each as in the final form provided or made available to the Investor, the “Operative Documents”), together with this Subscription Agreement (the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Memorandum. The Investor acknowledges and agrees that (i) the Fund expects to enter into separate Subscription Agreements (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors, (ii) the Fund reserves the right to enter into Other Subscription Agreements that contain terms and conditions not found in this Subscription Agreement, subject to applicable law, and (iii) this Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales.

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(b) The Investor agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Fund, under the terms and subject to the conditions set forth herein and in the Memorandum. On each Capital Drawdown Date (as defined below), the Investor agrees to purchase from the Fund, and the Fund agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

“Drawdown Purchase Price” shall mean, for each Capital Drawdown Date (as defined below), an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Fund from all Investors on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment (as defined below) of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share Price (as defined below), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the net asset value per Share, as determined within two (2) Business Days (as defined below) of the date of the Funding Notice (as defined below).

“Per Share Price” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the Per Share NAV; provided, that the Per Share Price shall be subject to the limitations of Section 23 under the Investment Company Act of 1940, as amended (the “Investment Company Act”); provided, further, however, in the event that the Per Share NAV is less than zero as of the first Capital Drawdown Date that occurs immediately following the Initial Closing Date (as defined below), then solely for the purpose of such Capital Drawdown Date, the Per Share Price shall be deemed to equal $25.

“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Capital Drawdown Dates and any Catch-Up Date pursuant to Section 1(b) and Section 2(c)(i), respectively.

2. Closings.

(a) The initial closing of subscriptions from unaffiliated investors for an investment in the Fund will take place remotely via the exchange of documents and signatures on such date as determined by the Fund (such date being the “Initial Closing Date”). The Fund will hold additional closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held, a “Subsequent Closing Date” and, each of the Initial Closing Date and Subsequent Closing Dates, a “Closing Date”).

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(b) The Investor agrees to provide any information reasonably requested by the Fund to verify the accuracy of the representations contained herein, including without limitation the investor questionnaire (the “Investor Questionnaire”). Promptly after the Closing Date, the Fund will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a letter confirming the Fund’s acceptance of the Investor’s subscription.

(c)

(i) The Fund may enter into Other Subscription Agreements with Other Investors on a Subsequent Closing Date and any Other Investor whose subscription has been accepted at such Subsequent Closing Date is referred to as a “Subsequent Investor.” Notwithstanding the provisions of Sections 1(b) and 3, on one or more dates to be determined by the Fund that occur no later than the next succeeding Capital Drawdown Date (each, a “Catch-Up Date”), each Subsequent Investor shall be required to purchase from the Fund, on no less than ten (10) calendar days’ prior notice, a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor in the aggregate for all Catch-Up Dates, such Subsequent Investor’s Contributed Capital Percentage (as defined below) shall be equal to the Contributed Capital Percentage of all prior Investors (other than any Defaulting Investors, Excluded Investors or any Other Investor who has subscribed on prior Subsequent Closing Dates and has not yet funded the Catch-Up Purchase Price) (the “Catch-Up Purchase Price”). Upon payment of the Catch-Up Purchase Price by the Investor on a Catch-Up Date and payment by Other Investors of the requisite amount, the Fund shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-Up Purchase Price for such Subsequent Investor minus the Organizational Expense Allocation (as defined below) by (y) the Per Share Price for such Subsequent Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 2(c)) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date.

(ii) For the purposes of this Subscription Agreement:

(A)	“Business Day” has the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(B)

“Contributed Capital Percentage” means, with respect to an Investor, the quotient stated as a percentage determined by dividing (x) the aggregate amount of capital contributions that have been made by such Investor pursuant to Sections 1(b) and 2(c)(i) by (y) such Investor’s Capital Commitment.

(C)

“Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (x) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total capital commitments received by the Fund to date by the total amount of organizational expenses spent by the Fund in connection with the Fund’s formation.

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(d) At each Capital Drawdown Date following any Subsequent Closing Date, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1(b); provided, however, that notwithstanding the foregoing, the definitions of Drawdown Share Amount and Per Share Price and the provisions of Section 3(b), nothing in this Subscription Agreement shall prohibit the Fund from issuing Shares to Subsequent Investors whose subscriptions are accepted after the Closing Date at a Per Share Price greater than the Per Share NAV at the time of issuance.

(e) In the event that any Investor is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate Subscription Agreement with the Fund, it being understood and agreed that such separate Subscription Agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

3. Capital Drawdowns.

(a) Purchases of Shares will take place on dates selected by the Fund in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 1(b).

(b) The Fund shall deliver to the Investor, at least ten (10) calendar days prior to each Capital Drawdown Date, a notice (a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the Drawdown Purchase Price and (iii) the account to which the Drawdown Purchase Price should be wired.

(c) The delivery of a Funding Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Purchase Price identified in each Funding Notice, and shall represent the Fund’s acceptance of the Investor’s irrevocable and ongoing offer to purchase Shares.

(d) On each Capital Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Fund by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.

(e) SS&C GIDS, Inc. will act as transfer agent and registrar for the Shares (the “Transfer Agent”), unless and until either the Fund or the Transfer Agent decides to terminate the agreement between the parties.

(f) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Fund shall have the right to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Fund on any Capital Drawdown Date if, in the reasonable discretion of the Fund, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any legal, regulatory, tax or similar regimes to which such Investor, the Fund, the Adviser, any Other Investor or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the assets of the Fund to be considered “plan assets” under ERISA or Section 4975 of the Code.

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4. Pledging.

(a) Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Fund may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), pledge, charge or grant security over and, in connection therewith, Transfer (as defined in Section 8(d)(i)) some or all of the Unused Capital Commitments of the Investor, including the Fund’s right to deliver Funding Notices or otherwise draw down capital from the Investor pursuant to Section 3 and receive the Drawdown Purchase Price (and any rights, titles, interests, remedies, powers and privileges of the Fund related thereto), to lenders, contractual counterparties (including, for the avoidance of doubt, the seller of any Shares or prospective Shares) or other creditors or holders of other obligations or guarantees of the Fund, in connection with any indebtedness, guarantee or surety of the Fund (such right of the Fund with respect to the Investor and Other Investors, collectively, the “Assigned Rights”); provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Fund’s right to draw down capital pursuant to Section 3; provided, further, that, for the avoidance of doubt, the Fund may exclude from such Assigned Rights all or a portion of the Assigned Rights of any Investors that are officers or trustees of the Fund and certain other persons, to the extent restricted under, or considered by the Board of Trustees of the Fund to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including ERISA, the Investment Company Act and the Sarbanes-Oxley Act of 2002, as amended.

(b) In furtherance of Section 4(a) and without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Fund may, in each case subject to such other conditions as the Fund may reasonably determine, (i) authorize any lender or other creditors or holders of other obligations or guarantees of the Fund, including any agent or trustee acting on their behalf, as agent and on behalf of the Fund, or in such other capacity as the Fund may specify (A) to exercise from time to time Assigned Rights, (B) to issue Funding Notices and to require all or any portion of such Unused Capital Commitment to be contributed to the Fund for purposes of paying such funds to a lender or other creditor or holders of other obligations or guarantees, including by payment to an account or accounts pledged to a lender, a creditor or such holder, (C) to exercise any right or remedy of the Fund under this Subscription Agreement in respect of any Assigned Rights or in respect of any Funding Notice, capital contributions or Unused Capital Commitment, and (D) to enforce the Investors’ obligations under their respective Subscription Agreements, and (ii) take any other action the Fund reasonably determines to be necessary for the purpose of providing such Assigned Rights (collectively, clauses (i) and (ii), the “Lender Powers”); provided, that any exercise of such Lender Powers shall be made in accordance with this Subscription Agreement. In addition, the Fund is hereby authorized to provide to or receive from any lender or other creditors or holders of other obligations or guarantees, including any agent or trustee acting on their behalf, financial information related to the Investor, subject to applicable law.

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(c) To facilitate the Fund’s ability to incur and maintain borrowings or other financings or similar obligations and to otherwise make available Assigned Rights and/or the right to exercise any Lender Power for such borrowings or other financings or similar obligations, the Investor acknowledges and agrees that: (i) in the event of a failure by any Investor to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date, in addition to the Lender Powers, the related creditor or lender may issue additional Funding Notices to all other Investors in order to make up any deficiency caused by the failure of such Investor to pay, whose ownership in the Fund would be diluted as a result, provided, that no Investor is required to fund more than its Unused Capital Commitments, (ii) its obligation to fund Funding Notices pursuant to Section 3 is irrevocable, and shall be without setoff, counterclaim or defense, including any defense under Section 365(c) of the U.S. Bankruptcy Code, and (iii) it has received full and adequate consideration on the date hereof for its subscription for the Shares, and any defense of non-consideration or similar defenses for its subscription is hereby irrevocably waived, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Fund to issue Shares or for any such Shares to have positive value.

(d) Notwithstanding anything herein to the contrary, any lender or other person granted a lien with respect to any of the Assigned Rights and/or the right to exercise any Lender Power shall be intended beneficiary of this Subscription Agreement and shall be entitled to enforce the provisions of this Section 4.

5. Reserved.

6. Remedies Upon Investor Capital Drawdown Default. In the event that an Investor fails to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date (the “Defaulted Amount”) and such default remains uncured for a period of ten (10) Business Days after the Fund notifies such Investor of the default, the Fund shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”). In addition to the foregoing, the Fund shall be permitted to pursue one or any combination of the following remedies:

(a) The Fund may prohibit the Defaulting Investor from purchasing additional Shares on any future Capital Drawdown Date or otherwise participating in any future investments in the Fund;

(b) Fifty percent (50%) of the Shares then held by the Defaulting Investor shall be automatically transferred on the books of the Fund, without any further action being required on the part of the Fund or the Defaulting Investor, to the Other Investors (other than any Defaulting Investors) (the “Non-Defaulting Investors”), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Non-Defaulting Investor pursuant to this Section 6(b) in the event that such Transfer (as defined in Section 8(d)(i)) would (x) violate the Securities Act of 1933, as amended (the “Securities Act”), Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such Transfer (as

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defined in Section 8(d)(i)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Investor from receiving a partial allocation of its pro rata portion of Shares); provided, further, that any Shares that have not been transferred to one or more Non-Defaulting Investors pursuant to the previous proviso shall be allocated among the participating Non-Defaulting Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 6(b) is intended to operate as a liquidated damage provision, since the damage to the Fund and the Non-Defaulting Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Investor agrees to this Transfer (as defined in Section 8(d)(i)) and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described; and

(c) The Fund may pursue any other remedies against the Defaulting Investor available to the Fund, subject to applicable law. The Investor understands, and gives full authorization, approval and consent to, the remedies described in this Section 6 and agrees that this Section 6 is solely for the benefit of the Fund and shall be interpreted by the Fund against a Defaulting Investor in the discretion of the Fund. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 6 against the Fund or any other investor in the Fund.

7. Reserved.

8. Representations, Warranties and Covenants of the Investor. To induce the Fund to accept this subscription, the Investor represents, warrants and covenants as follows:

(a) This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Fund, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(b) The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(c) The Investor understands that the Fund (i) intends to file an election to be treated as a business development company under the Investment Company Act and (ii) intends to file an election to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to

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those elections, the Investor will be required to furnish certain information to the Fund as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Fund has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) for its Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act. The Form 10 Registration Statement is not the offering document pursuant to which the Fund is conducting this offering and may not include all information regarding the Fund contained in this Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.

(d)

(i) The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Fund requires each investor in the Fund to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

(ii) The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(e)

(i) The Investor acknowledges and agrees that the Investor may not Transfer its Capital Commitment or any of its Shares unless (A) the Fund provides its prior written consent and (B) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Fund books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Fund.

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(ii) The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (A) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (B) the Shares are not currently, and the Investor has no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Fund. The Investor understands that legends stating that the Shares have not been registered under the Securities Act or other applicable securities laws and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares. The Investor acknowledges that its overall Capital Commitment and other investments which are not readily marketable are not disproportionate to the Investor’s net worth, it has no need for immediate liquidity in the Investor’s investment in the Shares, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford to suffer the complete loss of the Investor’s Shares and Capital Commitment.

(iii) Notwithstanding any other provisions of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Fund or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, or any similar U.S. federal, state or non-U.S. law or regulation; (B) the Shares to be held by a Sanctioned Person1 or in a Sanctioned Country2; or (C) would otherwise cause the Fund of the Adviser to be in violation of any applicable Sanctions3.

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A “Sanctioned Person” is defined as any person, entity, or government that is the target of Sanctions, including without limitation (a) any person, entity, or government that is the subject or target of Sanctions, (b) any person or entity operating, organized or resident in a Sanctioned Country or (c) any person or entity owned 50% or more by any such person or entity, or persons or entities, described in the foregoing clause (a) or (b).

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A “Sanctioned Country” is defined as a country or territory which is the subject or target of any comprehensive Sanctions (as of the Investor’s investment in the Fund), Cuba, Iran, North Korea, Syria and the Crimea, so—called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine.

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“Sanctions” are defined as any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by (a) the United States government, (b) the United Nations, (c) the European Union or its participating member states, (d) the United Kingdom, (e) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council and/or HM Treasury and the Cayman Islands government, including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom, or (f) any other government authority having jurisdiction over the Fund.

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(f) The Investor has been furnished and has carefully read this Subscription Agreement, each Operative Document, in each case as amended, restated and/or supplemented through the Closing Date of the Investor’s subscription for Shares, Parts 2A (Brochure) and 2B (Brochure Supplement) of the Form ADV of the Adviser, a current copy of the Proxy Voting Policies and Procedures of the Adviser and, to the extent that the Investor is a natural person, a current copy of the Fund’s Privacy Notice. The Investor understands that, upon the effectiveness of the Form 10 Registration Statement, the Fund will be required to file periodic reports such as Form 10-K, Form 10-Q and Form 8-K with the SEC pursuant to the Exchange Act and that such reports are available to the Investor at the SEC’s website at www.sec.gov or upon request from the Fund, and the Investor acknowledges that such reports are incorporated by reference into the Memorandum and it has had an opportunity to review such reports and ask questions of the Fund’s management with respect to such reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares (including loss of its entire investment in the Shares) and understands the risks of, and other considerations relating to, a purchase of Shares, including the matters set forth under the captions “Risk Factors,” “Allocation of Investment Opportunities and Potential Conflicts of Interests,” “Certain BDC Regulatory Considerations,” “Certain U.S. Federal Income Tax Considerations” and “Certain ERISA Considerations” in the Memorandum.

(g) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Fund, the offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Fund concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum and to make an informed investment decision with respect to an investment in the Fund.

(h) Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Fund executed in conjunction with the Investor’s subscription for Shares, the Investor is not relying, and will not rely with respect to the Shares, upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Fund, its Adviser or any affiliate of the foregoing or any of their respective trustees, directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents, written or otherwise, in determining to invest in the Fund, and expressly acknowledges that no such persons made any representations or warranties to it in connection therewith, and the Investor understands that the information contained in the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

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(i) If the Investor is not a natural person, (i) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Fund, (ii) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (iii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any permit, franchise, judgment, decree, law, statute, order, rule or regulation applicable to the Investor or the Investor’s business or properties, or any agreement to which the Investor is a party or by which the Investor is bound.

(j) The Investor: (i) is not registered or required to be registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than three percent (3%) of the outstanding voting securities of a business development company.

(k) The Investor understands that the Fund is not registered as an investment company under the Investment Company Act, and it acknowledges and agrees that the Fund does not intend to register as an investment company under the Investment Company Act.

(l) Representations for Non-U.S. Persons.

(i) If the Investor is not a “U.S. Person” (as defined in Annex 1 herein) (a “non-U.S. Person”), the Investor has heretofore notified the Fund in writing of such status.

(ii) The Investor will notify the Fund immediately if the Investor becomes a U.S. Person at any time during which the Investor holds or owns any Shares.

(iii) The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of, or funding its commitment with funds obtained from, a U.S. Person.

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(iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(m) If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan”4 which is subject to Title I of ERISA or Section 4975 of the Code, or any provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”): (1) the Plan has not relied on, and is not relying on, the investment advice of any the Adviser or any of its employees, representatives or affiliates with respect to the Plan’s investment in the Fund and the decision to invest in the Fund was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) (a “Fiduciary”) of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Fund, and has concluded that such investment is prudent, (3) the Plan’s subscription to invest in the Fund and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws, and (4) the Plan Fiduciary acknowledges and agrees that (i) neither the Adviser nor any of its employees, representatives or affiliates has acted as a fiduciary with respect to the Plan, (ii) neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Fund, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and (iii) the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Fund.

[4]

“Plan” is defined to include (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (v) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

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(n) The Investor agrees to notify the Fund in writing in the event (i) the Investor either becomes or ceases to be a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2) or under any Other Plan Law (a “Benefit Plan Investor”), (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity that is deemed to hold the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, within fifteen (15) Business Days of the receipt of a written request from the Fund, provide a written update to the Fund with regard to any of the foregoing. If the Fund, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Fund is not significant within the meaning of 29 CFR 2510.3-101(f), the Fund may require any Benefit Plan Investor to transfer some or all of its Shares for fair market value (as determined by the Fund in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Fund, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any such transfer.

(o) If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Fund, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Fund, including, without limitation, the investments which may be made pursuant to the Fund’s investment strategies, the concentration of investments for the Fund and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Fund will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(p) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising. If the Investor is a U.S. Person, the Investor was offered Shares in the U.S. jurisdiction listed in the Investor’s permanent address set forth in the Investor Questionnaire and intends that the securities laws of that U.S. jurisdiction govern the Investor’s subscription.

(q)

(i) Neither the Investor, nor any of its affiliates or direct or indirect beneficial owners: (A) is a Sanctioned Person or incorporated, resident or located in a Sanctioned Country, (B) is a person or entity identified as a terrorist organization by the United Nations, United States or European Union or (C) unless otherwise disclosed in writing to the Fund prior to the Investor’s subscription for the Shares, is a person who is a

13

senior foreign political figure5, or any immediate family member6 or close associate7 of a senior foreign political figure as such terms are defined in the footnotes below. The Investor further represents and warrants that the monies used to fund the investment in the Shares (directly or indirectly) are not derived from, invested for the benefit of, or related in any way to: (I) any Sanctioned Person, (II) any Sanctioned Country, (III) property that is blocked under any laws, orders or regulations administered or enforced by OFAC (“OFAC Regulations”), or that would be blocked under OFAC Regulations if it were in the custody of a U.S. national, (IV) persons, entities, or governments to whom U.S. nationals cannot lawfully export services under export control laws and regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, (V) persons, entities, or governments with whom U.S. nationals cannot lawfully engage in transactions under OFAC Regulations, (VI) the governments of, or persons within, any country that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force (“FATF”) on Money Laundering or country or financial institution that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern” or (VII) any source that the receipt of which, would cause the Fund, the Adviser or any Investor to be in violation of Sanctions. The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners,8 (II) has established the identities of all direct and indirect beneficial owners and the source of each of such beneficial owner’s funds, (III) will retain evidence of any such identities, any such source of funds and any such due diligence and (IV) if it is itself a collective investment flow-through vehicle for unaffiliated third party investors, has implemented controls to monitor, or has engaged an internationally recognized financial institution licensed to provide financial services in FATF cooperative countries to conduct its controls to monitor (x) beneficial owners and ensure such beneficial owners are not Sanctioned Persons, and (y) suspicious activities and ensure that such activities are reported, as required, to appropriate government agencies. Pursuant to anti-money laundering laws and regulations, the Fund may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Fund of this Subscription Agreement, and the Investor warrants that it will make any such documentation available to the Fund promptly after any request by the Fund for such documentation. The Investor further represents and warrants that the Investor does not

[5]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation and includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[6]	An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[7]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

[8]

With respect to any Investor that is itself an employee benefit plan, employee benefit arrangement or a Government Plan (as defined in herein) with at least 5,000 plan participants, for purposes of this Subscription Agreement, the phrase “beneficial owner” (including any direct or indirect beneficial owner) shall not include (x) the Investor’s plan participants and their beneficiaries or (y) one beneficiary if it is more than 10% of the plan.

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know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any improper, unethical or illegal activities, including, without limitation, money laundering activities, activities that are the target of Sanctions, or activities prohibited by applicable anticorruption laws and regulations and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.

(ii) The Investor will provide to the Fund at any time during the term of the Fund such information as the Fund determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. The Investor acknowledges and agrees that the Fund may share the identity of the Investor with other Investors and prospective Investors.

(iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Fund and all payments and distributions to the Investor from the Fund will only be made in the Investor’s name and to and from a bank account of (1) a bank based or incorporated in or formed under the laws of the United States or (2) a bank that is regulated in and either based or incorporated in or formed under the laws of the United States or another “Approved FATF Country” and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. For purposes of this Subscription Agreement, an “Approved FATF Country” means any country that is approved as a member of the Financial Action Task Force on Money Laundering.

(iv) The representations and warranties set forth in this Section 8(q) shall be deemed repeated and reaffirmed by the Investor to the Fund as of each date that the Investor is required to make a capital contribution or other payment to, or receives a distribution from, the Fund. If at any time during the term of the Fund, the representations and warranties set forth in this Section 8(q) cease to be true, the Investor shall immediately so notify the Fund in writing.

(v) The Investor understands and agrees that the Fund may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations and warranties set forth in this Section 8(q). If an existing Investor cannot make these representations or fails to comply with information requests, the Fund may require the sale of such Investor’s Shares. The Investor further understands and agrees that the Fund may be obligated to “freeze” the Investor’s capital account (e.g., by prohibiting additional capital contributions from the Investor or suspending other rights the Investor may have under the Operative Documents) and the Fund may also be required to report such action and to disclose the Investor’s identity to governmental authorities, self-regulatory organizations and financial institutions.

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(r) In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (1) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (2) employs one or more individuals on a full-time basis, (3) maintains operating records related to its banking activities, (4) is subject to inspection by the banking authority that licensed it to conduct banking activities and (5) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Fund determines in its sole discretion that such action is in the best interests of the Fund, the Fund may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Fund may be required to report such action or the Investor’s failure to comply with information requests or to disclose confidential information relating to the Investor or its beneficial owners (including without limitation, disclosing the Investor’s identity and investment history) to regulatory authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying the Investor that the information has been so provided.

(s) The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Fund may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such person’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Fund sufficient for the Fund to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Fund may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Fund from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Fund on account of the Investor’s not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Fund, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

(t) The Investor acknowledges that the Fund intends to enter into one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Fund and provide financial information and other documentation reasonably and customarily required to obtain such facilities.

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(u) None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP)), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(v) The Investor agrees that the certifications, representations, warranties, covenants and agreements in this Section 8 shall survive the acceptance of this Subscription Agreement, each Capital Drawdown Date and the dissolution of the Fund, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Fund prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 8 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP)), as applicable, ceases to be true at any time following the date hereof.

(w) The Investor agrees to provide such information and execute and deliver such documents as the Fund may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Fund, the Adviser, the Administrator or a portfolio company may be subject.

(x) The Investor acknowledges and agrees that, pursuant to the Declaration and the Advisory Agreement, the Fund and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Declaration and the Advisory Agreement. Accordingly, the Investor acknowledges that neither the Fund, the Adviser nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Investor, and that the Investor is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such advice.

(y) The Investor (i) acknowledges that the Investment Company Act allows a business development company to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) acknowledges that the Fund’s sole initial shareholder, has approved a proposal that allows the Fund to reduce its asset coverage to 150%; and (iii) agrees that the Fund’s asset coverage ratio is 150% as permitted by the Investment Company Act.

(z) If the Investor is a “banking entity” within the meaning of Section 13(h)(1) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”) (12 U.S.C. § 1851(h)(1)) and applicable implementing regulations, the Investor acknowledges and confirms that: (a) the Investor is not located in the United States or organized under the laws of the United States or of any U.S. state and it is not organized or controlled by a banking entity that is organized under the laws of the United States or any state or other jurisdiction within the United States; (b) the Investor and all relevant personnel of the

17

Investor involved in making the decision to invest in the Fund are not located in the United States; (c) the Investor’s investment in the Fund will not be accounted for as principal directly or indirectly on a consolidated basis by any branch or affiliate of the Investor that is located in the United States or organized under the laws of the United States or any state or other jurisdiction within the United States; (d) the Investor’s investment in the Fund shall not be financed in whole or in part by any branch or affiliate of the Investor that is located in the United States or organized under the laws of the United States or any state or other jurisdiction within the United States; and (e) the Investor is making its investment in the Fund pursuant to the authority granted in either Section 4(c)(9) or 4(c)(13) of the BHC Act and is authorized to do so, either because (x) it is a foreign banking organization that is a qualified foreign banking organization under Regulation K of the Board of Governors of the Federal Reserve System or (y) if it is not a foreign banking organization, it meets at least two of the requirements relating to assets, revenues or net income set forth in 12 C.F.R. § 248.13(b)(2)(ii)(B).

(aa) The Investor represents and warrants that neither the Investor nor any beneficial owner9 of the Investor’s Shares, has been or is subject to any “disqualifying event” (as defined in Rule 506(d)(1) under the Securities Act) (a “Disqualifying Event”) during the time periods specified therein. The representations and warranties set forth in this Section 8(aa) shall be deemed repeated and reaffirmed by the Investor to the Fund as of each subsequent closing of the Fund. Furthermore, the Investor agrees to provide the Fund with (1) prompt written notice of the occurrence of a Disqualifying Event10 with

[9]	As used in this Section 8(aa), “beneficial owner” or “beneficially own” shall mean “beneficial owner” or “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act.
[10]

For purposes of Rule 506(d), promulgated under the Securities Act, a “Disqualifying Event” has occurred with respect to the Investor, or any beneficial owner of the Investor’s Shares, if such person: (i) has been convicted, within ten years before the date hereof (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the date hereof, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; (iii) is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the date hereof; (iv) is subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock; (v) is subject to any order of the SEC entered within five years before the date hereof that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or (B) Section 5 of the Securities Act; (vi) is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; (vii) has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years before the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or (viii) is subject to a United States Postal Service false representation order entered within five years before the date hereof, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

18

respect to the Investor or any such beneficial owner and (2) any information, documentation or certifications (including, if requested, a “bad actor” disqualification questionnaire) required by the Fund, in its sole discretion, to permit the Fund to comply with its obligations pursuant to Rule 506(d) under the Securities Act.

(bb) The Investor acknowledges that no federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The Memorandum has not been filed with the SEC, any self-regulatory agency or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction.

(cc) The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

(dd) Simpson Thacher & Bartlett LLP acts as counsel to the Fund, the Adviser and their affiliates. The Investor acknowledges that, in connection with this offering of Shares, Simpson Thacher & Bartlett LLP will not represent the Investor or any other investors in the Fund in the absence of a clear and explicit written agreement to such effect between Simpson Thacher & Bartlett LLP and such Investor. In the absence of such an agreement, Simpson Thacher & Bartlett LLP owes no duties to the Investor or any other investor in the Fund (whether or not such counsel has in the past represented, or is currently representing, such Investor or any other investor with respect to other matters). No independent counsel has been retained by the Fund, the Adviser or their affiliates to represent investors in the Fund.

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9. Representations of the Fund. To induce the Investor to accept this subscription, the Fund represents as follows:

(a) The Fund is empowered, authorized and qualified to enter into this Subscription Agreement, the Advisory Agreement and the Administration Agreement, and each of the persons signing this Subscription Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Fund has been duly authorized by the Fund to do so.

(b) The execution and delivery of this Subscription Agreement, the Advisory Agreement and the Administration Agreement by the Fund and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Fund is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Fund, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Fund is subject.

(c) The Fund is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Subscription Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Fund or impair the Fund’s ability to carry out its obligations under this Subscription Agreement or the Advisory Agreement.

(d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the Fund, threatened against the Fund that, if adversely determined, would materially adversely affect the business or financial condition of the Fund or the ability of the Fund to perform its obligations under this Subscription Agreement, the Advisory Agreement and the Administration Agreement.

(e) The Shares to be issued and sold by the Fund to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Subscription Agreement, will be validly issued, fully paid and non-assessable.

10. Reserved.

11. Reserved.

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12. Drawdowns and Distributions. (a) Drawdowns in respect of the Investor’s Shares shall be made from, and cash distributions in respect of the Investor’s Shares shall be made to, the bank account specified in the Investor Questionnaire; and (b) in-kind distributions to the Investor in respect of its Shares shall be made to the brokerage account specified in the Investor Questionnaire. The Investor may thereafter specify a different account in writing to the Fund upon at least ten (10) Business Days prior written notice, so long as such account is in compliance with the Investor’s representations in paragraphs 8(q)(iii) and 8(r) above.

13. Further Advice and Assurances. All information which the Investor has provided to the Fund, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Fund immediately if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Fund may from time to time reasonably request to: verify the accuracy of the Investor’s representations and warranties herein (including, without limitation, the absence of any Disqualifying Event); otherwise determine the eligibility of the Investor to purchase Shares; establish the identity of the Investor and the direct and indirect participants in its investment in Shares; to the extent applicable, effect any transfer and admission; and/or comply with any law, rule or regulation to which the Fund, the Adviser and/or their affiliates may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

14. Power of Attorney.

(a) The Investor, by its execution hereof as security for its obligations hereunder, hereby irrevocably appoints the Fund, with full power of substitution, as the Investor’s true and lawful representative, agent and attorney-in-fact to make, execute, sign, acknowledge, verify, swear to, record, deliver and file, in the Investor’s name, place and stead:

(i) any and all filings required to be made by the Investor under the Exchange Act with respect to any of the Fund’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;

(ii) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or pledging arrangement;

(iii) all certificates and other instruments deemed advisable by the Fund to comply with the provisions of this Subscription Agreement and applicable law or to permit the Fund to become or to continue as a business development corporation; and

(iv) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Fund.

(b) With respect to the Investor and the Fund, the foregoing power of attorney:

(i) is coupled with an interest and shall be irrevocable;

21

(ii) may be exercised by the Fund either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Fund acting as attorney-in-fact for all of them;

(iii) shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor or the assignment by the Investor of the whole or any fraction of its Shares;

(iv) shall terminate concurrently with the termination of the Capital Commitment;

(v) shall not revoke any prior powers of attorney executed by the Investor (including any powers of attorney contained in any documents executed pursuant to a power of attorney); and

(vi) may not be used by the Fund in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Fund and the Investor.

15. Indemnity.

(a) The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Fund for the purpose of determining the eligibility of the Investor to purchase Shares in the Fund. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Fund. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator, and their affiliates and each partner, member, officer, trustee, director, employee, and agent thereof (each an “Indemnified Person” and together, the “Indemnified Persons”), from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Fund or in any agreement executed by the Investor in connection with the Investor’s investment in Shares.

(b) Any Indemnified Person not being a party to this Subscription Agreement may enforce any indemnity expressly granted to it pursuant to this Agreement in its own right as if it were a party to this Subscription Agreement.

(c) Notwithstanding any term of this Subscription Agreement, the consent of or notice to any person who is not a party to this Subscription Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Subscription Agreement at any time.

16. Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor without the prior written consent of the Fund. Any purported assignment of this Subscription Agreement will be null and void without such consent. The cover page and headings of the sections of this Subscription Agreement are inserted for convenience

22

only. When the words or phrases “include” or “including” and words or phrases of similar import are followed by a list of one or more items, such list shall deemed to be illustrative only and shall not be deemed to be an exclusive listing. The word “shall” shall be construed to have the same meaning and effect as the word “will.” The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Fund. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. For the avoidance of doubt, a person’s execution and delivery of this Subscription Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Subscription Agreement by or on behalf of such person and shall bind such person to the terms of this Subscription Agreement. The parties hereto agree that this Subscription Agreement and any additional information incidental hereto may be maintained as electronic records. Any person executing and delivering this Subscription Agreement by an Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Subscription Agreement, as may be reasonably requested by the Fund. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Delaware, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, in accordance with Section 20 addressed to the party at the party’s address specified herein or in the Investor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

17. Amendments and Waivers. This Subscription Agreement may be amended (either generally or in a particular instance and either retroactively or prospectively) with the consent of the Investor and the Fund; provided, that the Fund may, in its discretion, waive any representations, warranties or other requirements contained herein.

18. Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Fund has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Fund (which consent may be withheld at the sole discretion of the Fund), the Investor shall not (a) reproduce the Memorandum or any

23

other information relating to the Fund (including, without limitation any future information provided to the Investor as to the Fund’s estimated net asset value or net asset value per share, asset levels, financial performance or other financial or operating results prior to the filing of such information with the SEC), in whole or in part, or (b) disclose the Memorandum or any other such information relating to the Fund to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Fund if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 19), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Fund if no purchase of Shares is made or upon the Fund’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 19 by it, and that in addition to any other remedies available to the Fund in respect of any such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

19. Notice. All notices, consents, requests, demands, offers, reports, and other communications (collectively, “Notices”) required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, or by air courier guaranteeing overnight delivery, addressed as set forth below. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile transmission or by electronic mail; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such Notice to an air courier guaranteeing overnight delivery.

If to the Fund, to:

First Eagle Private Credit Fund

1345 Avenue of the Americas

New York, NY 10105

Attention:     David O’Connor

E-mail:         [ ]

and, if to the Investor, to the address set forth in the Investor Questionnaire. The Fund or the Investor may change its address by giving notices to the other in the manner described herein.

20. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

24

21. No Joint Liability Among the Fund, the Adviser, and the Administrator. The Fund shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Fund or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Fund or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Fund, the Adviser, and the Administrator for any obligation under or in connection with this Subscription Agreement.

22. Independent Nature of Investors’ Obligations and Rights; Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. This Subscription Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Sections 4 and 16, any rights or remedies hereunder.

[remainder of page intentionally left blank]

25

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:	Amount of Capital Commitment

$

INDIVIDUAL, JOINT IN TENANCY, INDIVIDUAL IRA INVESTOR:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name of Entity)

By:
(Signature)

(Print Name and Title)

Agreed and accepted as of the _____ day of ___________:

First Eagle Private Credit Fund

By:		Amount of Capital Commitment Accepted:

Name:	$
Title:

FIRST EAGLE PRIVATE CREDIT FUND

INVESTOR QUESTIONNAIRE

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Prospective investors must complete the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Confidential Private Placement Memorandum of First Eagle Private Credit Fund, a Delaware statutory trust (the “Fund,” “we,” “our” or “us”) (as amended from time to time). For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the common shares of beneficial interest are being purchased and who must make the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor. The Fund may waive any of the requirements below in its sole discretion, subject to applicable laws.

1.	Investor Questionnaire:

a.

Each Investor should fill in its name and address in the space provided in Section A. Joint Account Holders should answer questions both for themselves and also separately on behalf of each of the Joint Account Holders.

b.	Each Investor should respond to the questions in Section B.

c.	Each Investor who is a natural person should respond to the questions in Section C.

d.	Each Investor who is a non-U.S. natural person should respond to the questions in Section D.

e.	Each Investor who is an entity should respond to the questions in Section E.

f.	Each Investor should print the name of the Investor and sign (and print name, capacity and title, if applicable) on the signature page to the Investor Questionnaire.

2.	Tax Forms:

a.	Each Investor should fill in and sign and date an Internal Revenue Service (“IRS”) Form W-8 or Form W-9 in accordance with the instructions to the Form.

3.	Customer Identification Program – Documentation Requirements:

a.	Organized Entities, including Corporations, Partnerships, Limited Liability Companies and Trusts:

Entities should provide a certificate of formation and formation agreement.

b.	Foundations and Endowments:

Foundations and Endowments should provide a copy of the applicable charter or organizational document (e.g., certificate of incorporation or articles of association), including evidence of registration in the jurisdiction of organization (e.g., trade register extract) and an IRS Non-Profit Determination or 501(c)(3) Letter (or equivalent), if applicable.

c.	Government Pension Funds and other Governmental Organizations:

Government Pension Funds and other Governmental Organizations should provide a copy of the constitutional documents (e.g., enabling legislation, trust agreement, charter) as well as evidence of governmental control and oversight that the subscription has been authorized.

4.	Evidence of Authorization: Each Investor must provide satisfactory evidence of authorization, such as a list of authorized agents/officers/directors.

a.	Individuals:

U.S. Natural Persons with a social security number are not required to provide a valid passport or driver’s license at this time, although the Fund may request it in the future.

Non-U.S. Natural Persons should provide a valid passport or driver’s license containing the person’s full name, photograph and country of citizenship. If the copy of the passport or driver’s license does not contain the individual’s current address, provide an additional government-issued identification document certifying the individual’s name and current address.

Joint Account Holders should provide documentation for each investor.

b.	Corporations:

Corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Document. Corporations must also provide a copy of the certificate of incorporation, or other information identifying the place of incorporation.

c.	Partnerships:

Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners empowered to sign the Subscription Documents and resolutions authorizing the subscription. The general partner of a limited partnership must provide all the documentation noted herein (to the extent applicable) as if it were the Investor.

d.	Limited Liability Companies:

Limited liability companies must submit a certified copy of the limited liability company operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents and resolutions authorizing the subscription.

e.	Foundations and Endowments:

Foundations and endowments must submit any related documentation identifying the individual(s) empowered to sign the Subscription Documents and resolutions authorizing the subscription.

f.	Government Pension Funds and other Governmental Organizations:

Government pension funds and other governmental organizations must submit documentation identifying the individual empowered to sign the Subscription Documents.

g.	Trusts:

Trusts must submit a copy of the trust agreement, certificate of trust or equivalent, a document identifying authorized signatories and proof of identification (as applicable) of the (i) settlor and/or grantor, (ii) trustee(s), and other controlling persons, (iii) trust beneficiaries (who receive 10% or more of the economic benefit of the trust) and (iv) any person ultimately beneficially owning 10% or more of such beneficiaries’ equity, partnership, membership or other similar ownership interest.

h.	Employee Benefit Plans:

Employee benefit plans must submit a certificate of an appropriate fiduciary certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

Upon review of the above documents, the Fund and/or the fund administrator may require additional documentation in order to satisfy its requirements for Know Your Customer and Anti-Money Laundering.

5.	Delivery:

Completed and executed copies of the Investor Questionnaire, the IRS Form W-9 or W-8 (as applicable), and any required Customer Identification Program documentation should be delivered to the Fund electronically (including with respect to any required certified copies) at [    ] as soon as possible.

Inquiries regarding subscription procedures (including if the Investor Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to [    ].

[remainder of page intentionally left blank]

INVESTOR QUESTIONNAIRE

Note: Questions regarding this questionnaire should be directed to [    ].

All Investors must complete this section.

A.	Investor Name and Address:

1.	Print Full Legal Name of Investor:

Individual:
Full Legal Name

Entity:
Full Legal Name of Entity

Doing Business As (DBA) – If Applicable

Joint Account Holders:[11]
Full Legal Name

Joint Account Holders:
Full Legal Name

2.	Permanent Address of Investor:

3.	Mailing Address of Investor (if different than Permanent Address):

4.	Date of Birth of the Investor (MM/DD/YYYY) (For Joint Account Holders, please provide the date of birth for each individual):

[11]

If we are to hold the Shares as one or more beneficial owners acting jointly (“Joint Account Holders”), we give each of the representations, warranties, acknowledgements and confirmations in this Subscription Agreement both for ourselves and also separately on behalf of each of the Joint Account Holders, and consequently, where appropriate, references to “we” or “the Investor” shall be deemed to be references to each of the Joint Account Holders set out above as well as to ourselves and we shall provide the Company with all other information and documentation as it may request in relation to said Joint Account Holders prior to accepting our Subscription Agreement (including, without limitation, requiring each Joint Account Holder to complete a separate Investor Questionnaire).

All Investors must complete this section.

B.	General Information:[12]

1.	Taxpayer Identification Information (For Joint Account Holders, please provide the appropriate Taxpayer Identification Number for each account holder):

Social Security Number, U.S. Taxpayer Identification Number or Tax Identification Number of Respective Jurisdiction (for non-U.S. Investors):

2.	Contact Person(s): Please provide information for each individual who should receive notifications for this account.

Primary Contact Person for this Account, for business relationship matters and investment decision making:

Name:
Street Address:
Country:
Telephone:
Fax:
Email:

Additional Contact Person for this Account, for business relationship matters and investment decision making:13

Name:
Street Address:
Country:
Telephone:
Fax:
Email:

3.	Please indicate below if the Investor elects to opt out of the Fund’s distribution reinvestment plan.

❑ Opt Out

[12]

Under the law and regulations of FATCA, the Organization for Economic Cooperation and Development’s Common Reporting Standard, and any comparable Automatic Exchange of Information regime, participating financial institutions are required to collect certain tax-related information and/or documents from each Investor or account holder. In certain circumstances we are required to report specific information to the appropriate tax authorities in order to comply with such obligations.

[13]	If additional space is required, please provide the information in a separate attachment to this questionnaire or copy this page to add additional contacts.

An Investor automatically participates in the Fund’s distribution reinvestment plan (the “DRIP”), unless the Investor affirmatively elects to opt out of the DRIP by notifying SS&C Technologies, Inc. (the “Plan Administrator”) in writing, including by checking “Opt Out” to this Question A.3. A participant in the DRIP may terminate its participation in the DRIP at any time by sending a written notice to the Plan Administrator. A participant in the DRIP holding Shares through an intermediary may elect to receive cash by notifying the intermediary (who should be directed to inform the Plan Administrator). An Investor is free to change this election at any time. If, however, an Investor requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period.

4.	For distributions of cash, please send funds to the following bank account via ACH or wire transfer:

Account Holder Name:
Routing/ABA Number:
Account Number:
Personal or Business Account:

5.	Please indicate in the space below the brokerage account to which distributions in-kind to the Investor should be credited securities:

Firm Name
Address
City, State, Postal Code
Country
Account Name
Account Number
DTC Number:

6.	Please provide a brief description of the Investor’s source of funds to meet capital calls:

7.	FINRA Institutional Account Status

i.

Is the Investor an “institutional account” under FINRA Rule 4512: (i) a bank, savings and loan association, insurance company or registered investment company; (ii) an investment adviser registered either with the SEC under Section 203 of the Advisers Act or with a state securities commission (or any agency or office performing like functions); or (iii) any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million?

❑   Yes             ❑   No

8.	Platform Investors

i. Custodial Arrangement (if applicable):

Name of Custodian:

Custodian Phone Number:

Custodian Address:

To be completed by the custodian above:

Custodian Tax ID Number:

Custodian Account Number:

Custodian Authorization:

ii. Broker/Dealer (if applicable):

Name of Broker Dealer or Registered Investment Adviser Firm:

Financial Representative:

Mailing Address:

Phone Number:

Advisor/CRD Number:

Branch Number:

Email:

Financial Representative Signature	Date (MM/DD/YYYY)

Principal Signature (if applicable)	Date (MM/DD/YYYY)

9.	Related Parties, Beneficial Ownership and Nominee Arrangements

i.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor or prospective investor in the Fund?

❑ Yes             ❑ No

If the question above was answered “Yes,” please indicate the name of such other investor in the space below:____________________________________

ii.

Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, and not limitation, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”.)

❑ Yes             ❑ No

iii.	Is the Investor acting on behalf of an unrelated third party (e.g., a nominee arrangement)?

❑ Yes             ❑ No

If the response to either question above was answered “Yes,” please describe the arrangement below:

10.	Financing of Acquisition
i.	Please indicate whether you are borrowing or are otherwise financing your acquisition of Shares hereunder.

❑ Yes             ❑ No

If the above question was answered “Yes,” please indicate the amount financed and what, if any, collateral was given to secure the financing:

If you are an Entity, you may skip sections C and D. Individual investors continue to the next section.

C.	Individuals, Individual Retirement Accounts (“IRAs”) or other Retirement Arrangements, and Joint in Tenancy Investors must complete this section:

1.	Is the Investor a U.S. Person as defined in Regulation S under the Securities Act, a copy of which definition is attached hereto as Annex 1 to this Questionnaire?

❑ Yes             ❑ No

2.	Please indicate whether the Investor is investing the assets of any retirement plan, employee benefit plan or other similar agreement (such as an IRA or “Keogh” plan, for example):

❑ Yes             ❑ No

If the above question was answered “Yes,” please indicate the type of retirement plan, employee benefit plan or other similar agreement below:

If the Investor is investing the assets of an IRA, please check the category into which you fall:

❑ IRA-EIN             ❑ IRA-SSN

3.	Do any of the following apply to the Investor or the party making the investment decision on behalf of the Investor:

a.	the Investor or the party making the investment decision on behalf of the Investor controls, or is controlled by or under common control with, the Fund or the Advisers,

b.	the Investor or the party making the investment decision on behalf of the Investor is an employee or officer of the Fund or the Advisers, or

c.	the Investor or the party making the investment decision on behalf of the Investor has the power to exercise a controlling influence over the management or policies of the Fund or the Advisers.

❑ Yes             ❑ No

4.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

❑

(A) A natural person with individual net worth (or joint net worth with spouse or spousal equivalent) in excess of $1 million, excluding the value of the primary residence of such natural person and any indebtedness that is secured by the person’s primary residence, except for the amount of indebtedness that is secured by the person’s primary residence that exceeds, at the time of the sale of securities, (i) the estimated fair market value of the primary residence or (ii) the amount of indebtedness outstanding sixty (60) days before the sale of securities, other than as a result of the acquisition of the primary residence.

❑

(B)A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse or spousal equivalent in excess of $300,000, in each of the two (2) most recent years and who reasonably expects to reach the same income level in the current year.

❑

(C)A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, including Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65) and Licensed Private Securities Offerings Representative (Series 82).

If you are a U.S. natural person, you may skip all the remaining questions. Non-U.S. natural persons and entities should continue to the next section.

D.	Non-U.S. Investors must complete this section:

1.	Section 894 Benefits

i.	Does the Investor qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?

❑ Yes             ❑ No

If “Yes,” please indicate applicable treaty14: ______________________________

ii.	Does the Investor qualify for a reduced rate of withholding tax on dividends under any applicable tax treaty?

❑ Yes             ❑ No

If “Yes,” please indicate applicable treaty15: ______________________________

iii.

If the Investor is a non-U.S. Person and claiming the benefits of an income tax treaty between the United States and the jurisdiction of residence of the Investor, is the Fund treated as fiscally transparent for purposes of the tax laws of such jurisdiction, within the meaning of section 1.894-1(d) of the Treasury Regulations?

❑ Yes             ❑ No

If you are a U.S. or Non-U.S. natural person, you may skip all the remaining questions. Entities should continue to the next section.

[14]	Please indicate the relevant treaty on an executed copy of Form W-8BEN-E.
[15]	Please indicate the relevant treaty on an executed copy of Form W-8BEN-E.

E.	Entities must complete this section:

1.	Entity: To assist the Fund in preparing its tax filings, please check the category into which you fall:

❑ Partnership

❑ C-Corporation

❑ S-Corporation

❑ Estate

❑ Grantor Trust

❑ Trust-EIN (a trust with an EIN in this format: 12-3456789)

❑ Trust-SSN (a trust with an EIN in this format: 123-45-6789)

❑ Exempt Organization

❑ LLP

❑ LLC

❑ Nominee-EIN

❑ Nominee-SSN

❑ Other (please specify):

__________________

2.	Jurisdiction of organization and location of domicile: __________________________

3.	Date of incorporation/formation: ___________________________________________

4.	Nature and intended purpose of business: ____________________________________

5.	Please identify one individual with significant responsibility for managing the Investor (“Control Person”):[16]

Name:	______________________________________________________
Address:	______________________________________________________
Date of Birth:	______________________________________________________
Tax ID Number:[17]	______________________________________________________

Role:	❑ an executive officer or senior manager, e.g., CEO, CFO, COO, Managing Member, General Partner, President, Vice President, Treasurer; or

❑ any other individual who regularly performs similar functions.

Note: For verification of the Control Person, U.S. Natural Persons with a social security number are not required to provide a valid passport or driver’s license at this time, although the Fund may request it in the future. Non-U.S. Natural Persons should provide a valid passport or driver’s license containing the person’s full name, photograph and country of citizenship. If the copy of the passport or driver’s license does not contain the individual’s current address, provide an additional government-issued identification document certifying the individual’s name and current address.

6.

Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person, (b) an organization described in Sections 401(a) or 501 of the Code, (c) a trust permanently set aside or to be used for a charitable purpose, (d) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by any person described in clauses (a) through (c) above, or a natural person or (e) a nominee for any person described in clauses (a) through (d) above or for a natural person?

❑  Yes            ❑  No

7.	Was the Investor formed, organized, reorganized, capitalized or recapitalized[18] for the specific purpose of acquiring Shares?

[16]

This information is required in accordance with Financial Crimes Enforcement Network (FinCEN) Customer Due Diligence Rule, effective May 11, 2018: https://www.govinfo.gov/content/pkg/FR-2016-05-11/pdf/2016-10567.pdf.

[17]	For U.S. persons, please provide the social security number.
[18]

“Reorganized, capitalized or recapitalized” includes new investments made in the Investor solely for the purpose of financing the purchase of a Share and not made pursuant to a prior financing commitment.

❑  Yes            ❑  No

8.

Are shareholders, partners, members or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, through the Investor in (i) the Investor’s investment in the Fund or (ii) particular investments made by the Fund (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Fund—this would include a participant directed defined contribution plan)?

❑  Yes            ❑  No

If the above question was answered “Yes,” please describe the decision making process in the space below:

____________________________________________________________________________________

9.	Is the Investor an entity disregarded for U.S. federal income tax purposes?

❑  Yes            ❑  No

If the answer to the above question is “Yes,” please provide the Owner’s Name, Tax Country, and Tax ID in the space provided below:

Owner’s Name: _____________________________________

Tax Country: _______________________________________

Tax ID: ___________________________________________

10.	If the Investor’s tax year ends on a date other than December 31, please indicate such date: ________________________________________________________________

11.

Is the Investor (i) an “investment company” registered under the Investment Company Act or (ii) has the Investor elected to be regulated as “business development company” pursuant to Section 54 of the Investment Company Act?

❑  Yes            ❑  No

12.	Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:

Section 3(c)(1) thereof?  ❑  Yes            ❑  No

Section 3(c)(7) thereof?  ❑  Yes            ❑  No

13.

Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or arrangement is subject to Section 4975 of the Code,

(iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include the assets of any employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code, or (v) an entity which is deemed to hold the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv) above (each of the foregoing described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a “Plan”).

❑  Yes            ❑  No

14.	If the answer to Question D.13 above is “Yes”, please indicate whether or not the Plan is subject to Title I of ERISA or Section 4975 of the Code.

❑  Yes            ❑  No

15.

If the answer to Question D.14 above is “Yes”, please indicate what percentage of the Plan’s assets invested in the Fund are considered to be the assets of “benefit plan investors” within the meaning of Plan Asset Regulations:[19]

Percentage: ______

16.

If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Company are the assets of “benefit plan investors” for purposes of Title I of ERISA or Section 4975 of the Code:

Percentage: ______

17.	Do any of the following apply to the Investor or the party making the investment decision on behalf of the Investor:

a.	the Investor or the party making the investment decision on behalf of the Investor controls, or is controlled by or under common control with, the Fund or the Advisers,

b.	the Investor or the party making the investment decision on behalf of the Investor is an employee or officer of the Fund or the Advisers, or

c.	the Investor or the party making the investment decision on behalf of the Investor has the power to exercise a controlling influence over the management or policies of the Fund or the Advisers.

❑  Yes            ❑  No

18.	Is the Investor a “BHC Investor”[20]?

[19]

“Plan Asset Regulations” shall mean the regulations issued by the U.S. Department of Labor at Section 2510.3 101 of Part 2510 of Chapter XXV, Title 29 of the U.S. Code of Federal Regulations, as amended by Section 3(42) of ERISA, as amended from time to time.

[20]

A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly, in business in the United States and which in any case holds Shares for its own account.

❑  Yes            ❑  No

19.

Is the Investor directly or indirectly (a) subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any U.S. state public records access law, or any U.S. state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Fund or (b) subject, by regulation, contract or otherwise, to disclose information concerning the Fund to a trading exchange or other market where interests in such person are sold or traded, whether foreign or domestic?

❑  Yes            ❑  No

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

20.	Does the Investor qualify as an integral part or a controlled entity of a foreign government for purposes of Section 892 of the Code (for example, certain sovereign wealth funds)?

❑  Yes            ❑  No

If “Yes,” please furnish an executed copy of Form W-8EXP.

21.	Beneficial Ownership

i.

Does the Investor have one or more Ultimate Beneficial Owners (as defined in Annex 1) who (i) are entitled to 10% or more of the proceeds from this investment or (ii) hold 10% or more of the control rights of the Investor?

❑  Yes            ❑  No

ii.	Is the Investor or any of the Ultimate Beneficial Owners publicly traded or a regulated entity?

❑  Yes            ❑  No

If questions 21(i)-(ii) were answered “Yes,” please identify such individual(s) in the space below:21

[21]	If additional space is required, please provide the information in a separate attachment to this questionnaire.

Name:

Street Address:

City, State, Zip:

Country:

Citizenship:

Note: For verification of the Beneficial Owner, U.S. Natural Persons with a social security number are not required to provide a valid passport or driver’s license at this time, although the Fund may request it in the future. Non-U.S. Natural Persons should provide a valid passport or driver’s license containing the person’s full name, photograph and country of citizenship. If the copy of the passport or driver’s license does not contain the individual’s current address, provide an additional government-issued identification document certifying the individual’s name and current address.

22.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

❑	(A)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

❑	(B)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

❑	(C)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of a state.

❑	(D)	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.

❑	(E)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

❑	(F)	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

❑	(G)	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

❑	(H)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

❑	(I)	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

❑	(J)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

❑	(K)	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

❑	(L)	A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, partnership, or limited liability company, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

❑	(M)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

❑	(N)	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

❑	(O)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

❑	(P)	An entity, of a type not listed in (A) through (O) above, not formed for the specific purpose of acquiring the Shares offered, owning investments in excess of $5,000,000.

❑	(Q)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act: (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring the Shares offered; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

❑	(R)	A “family client”, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act of a family office meeting the requirements of (Q) above and whose prospective investment in the Fund is directed by such family office pursuant to (Q)(iii).

[remainder of page intentionally left blank]

The Investor understands that the foregoing information will be relied upon by the Fund for the purpose of determining the eligibility of the Investor to purchase and own Shares in the Fund. The representations and warranties set forth in the Subscription Agreement and the information provided in this Investor Questionnaire shall be deemed repeated and reaffirmed by the Investor to the Fund as of each date that the Investor is required to make a capital contribution to the Fund and the Investor agrees to notify the Fund immediately if any representation or warranty contained in this Subscription Agreement or any of the information in this Investor Questionnaire becomes untrue at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase Shares in the Fund. The Investor also hereby covenants and agrees that should the Investor become subject to a disqualifying event, as described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualifying Event”), at any time after the date hereof, the Investor shall notify the Fund promptly in writing and shall use its best efforts to coordinate with the Fund (i) to provide documentation as reasonably requested by the Fund related to any such Disqualifying Event and (ii) to implement a remedy to address the Investor’s changed circumstances such that the changed circumstances will not affect in any way the Fund’s or its affiliates’ ongoing or future reliance on the Rule 506 exemption under the Securities Act. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator and each partner or member thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

Signatures:

INDIVIDUAL, JOINT IN TENANCY, INDIVIDUAL IRA:

(Signature)

(Print Name)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER:

(Name of Entity)

By:
(Signature)

(Print Name and Title)

APPENDIX A

[Form of Second Amended & Restated Declaration of Trust]

APPENDIX B

[Form of Bylaws]

APPENDIX C

[Form of Investment Advisory Agreement]

APPENDIX D

[Form of Administration Agreement]

APPENDIX E

[Form of Subadvisory Agreement]

ANNEX 1

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. Person” means:

a)	Any natural person resident in the United States;

b)	Any partnership or corporation organized or incorporated under the laws of the United States;

c)	Any estate of which any executor or administrator is a U.S. Person;

d)	Any trust of which any trustee is a U.S. Person;

e)	Any agency or branch of a foreign entity located in the United States;

f)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

g)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

h)

Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the U.S. Securities Act of 1933, as amended) who are not natural persons, estates or trusts.

Notwithstanding the foregoing paragraphs (a) through (h), the following are not “U.S. Persons”:

1.

Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

2.

Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if: (i) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law;

3.

Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person;

4.	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

5.

Any agency or branch of a U.S. Person located outside the United States if: (i) the agency or branch operates for valid business reasons; and (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

6.

The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

“Ultimate Beneficial Owner”, “Beneficial Owner” or “UBO” means the natural person(s) who ultimately owns or controls the Investor and/or the natural person(s) on whose behalf a transaction or activity is being conducted. The following non-exhaustive list of natural person(s) qualifies as a UBO for each type of entities as set forth below:

a)

For a limited liability company, public limited company, other than a company listed on a regulated market that is subject to disclosure requirements consistent with European Union law or subject to equivalent international standards which ensure adequate transparency of ownership information or a 100% subsidiary thereof, European public limited company, European cooperative, or other (non-Dutch) legal entity comparable to a limited liability company or a public limited company, each natural person(s) who:

(1)	holds a direct or indirect interest of 10% or more in the capital of the entity, through ordinary shares, bearer shares or otherwise;

(2)	is a direct or indirect beneficiary of 10% or more of the assets of the entity;

(3)	can exercise directly or indirectly 10% or more of the voting rights in the general meeting of the entity;

(4)	can exercise actual control over the entity; or

(5)

has special control over 10% or more of the assets of the entity.In the event that no natural person is identified as a UBO of the Investor in accordance with the criteria above, the natural persons in the senior management positions of the Investor (including the statutory board or being an executive member of the statutory board of the Investor) qualify as a UBO.

b)	For associations, foundations, cooperatives, mutual insurance companies and other comparable legal entities (each, an “Alternative Legal Entity”), each natural person(s) who:

(1)	in case of the liquidation of the Alternative Legal Entity, is directly or indirectly entitled to 10% or more of the assets of the Alternative Legal Entity;

(2)	is directly or indirectly entitled to 10% or more of the profits of the Alternative Legal Entity;

(3)	regarding decision making regarding changes in the articles of association, is directly or indirectly entitled to a share in the vote of 10% or more; or

(4)	can exercise actual control over the Alternative Legal Entity.

In the event that no person is identified as a UBO of the Investor in accordance with the criteria above, the natural persons in the statutory board or being an executive member of the statutory board (or equivalent) of the Investor qualify as a UBO.

c)	For partnerships or other comparable legal constructions, each natural person(s) who:

(1)	in case of the liquidation of the partnership, is directly or indirectly entitled to 10% or more of the assets of the partnership;

(2)	is directly or indirectly entitled to 10% or more of the profits of the partnership;

(3)

regarding decision making regarding changes in the partnership agreement or the execution thereof (other than the management of the partnership itself), is directly or indirectly entitled to a share in the vote of 10% or more; or

(4)	can exercise actual control over the partnership.

In the event that no person is identified as a UBO of the Investor in accordance with the criteria above and no suspicion of money laundering or terrorist financing activities exists, or if uncertainty remains regarding the identity of the UBO of the Investor, the partners of the partnership (other than silent/limited partners) qualify as a UBO.

d)	For trusts or other comparable legal construction, each natural person(s) who:

(1)	is the founder or settlor;

(2)	is a trustee;

(3)	if applicable, is a protector;

(4)	is a beneficiary, or in the event the beneficiaries cannot be ascertained, the group of persons in whose interest the trust has been established or is conducted; or

(5)	can exercise actual control over the trust.